Exhibit 99.6

Reconciliation of Lauro 57 Reported EBITDA to Euticals Adjusted EBITDA

(in € thousands)

	2013	2014	2015

As Reported EBITDA (IFRS) - Lauro 57	€21,383	€21,627	€29,564
+ Severance Charges	2,547	400
+ Consulting & Acquisition Costs	1,016
+ Prior Year Extraordinary Items	294	1,000
+ Bank Commissions	793	909	692
+ Change in Environmental Provision	795	(543)
+ Provision Allocation	1,080	124
+ Provision for Receivables	2,450	192
+ R&D Write-off	1,043
+ Non-Cash Employee Benefits Impact	(236)	(141)
Adjusted EBITDA (IFRS) - Lauro 57	€31,164	€23,567	€30,256
+ Holding Company Costs	168	60	220
Adjusted EBITDA (IFRS) - Euticals	€31,333	€23,627	€30,476
- Capitalized R&D Costs	(3,072)	(4,957)	(4,664)
- Bank Commissions	(793)	(909)	(692)
Adjusted EBITDA - Euticals	€27,467	€17,761	€25,120
Euro to USD FX Translation Rate	1.130	1.130	1.130
Adjusted EBITDA - Euticals	$31,038	$20,070	$28,386